First Chester County Corporation
                                       and
                      First National Bank of Chester County
                            Code of Conduct (Ethics)


CORPORATE STATEMENT

     The activities of First National Bank of Chester County ("FNB"), its parent First Chester County Corporation ("FCCC") and its affiliates and subsidiaries are affected by laws and regulations, as well as its responsibilities to its shareholders, customers, employees and the community in which it serves. This Code of Conduct provides the avenue for ensuring that the conduct of our employees is consistent with the institution's corporate responsibilities.

     The Code of Conduct embodies not only legal and regulatory requirements, but also the standards by which our employees must conduct themselves.

     As a director, officer, other employee of FNB or any of its affiliates, you are expected to comply with this Code as written. You should be aware that willful violation of this Code could provide a basis for disciplinary action up to and including termination. As used in this Code of Conduct, the term "FNB" includes the First National Bank of Chester County, its parent and its affiliates. Members of any advisory board should be familiar with and comply with this Code of Conduct where applicable as well.

CONFIDENTIAL INFORMATION

     The unauthorized use or release of confidential information during or after employment with FNB is a breach of this Code of Conduct. Confidential information with respect to FNB, its customers, prospective customers, suppliers, shareholders, and employees acquired in t he course of business is to be used solely for corporate purposes and never to be discussed with or divulged to unauthorized people. The need for confidentiality extends to everyone, including family, friends and acquaintances.

     Customers, suppliers, shareholders and employees expect FNB and its employees to keep information regarding their personal and business affairs in strict confidence at all times. Examples of confidential information include the following: customers', suppliers', shareholders' or employees' business relationships, loans, accounts, balances, credit ratings, experiences, or any other transaction with FNB. Other examples of confidential information include, but are not limited to, corporate policies, objectives, goals and strategies; lists of clients, customers or vendors; employee records; and other materials such as graphs, memoranda, documents, manuals, reports, records, software or hardware for use in computer or word processing equipment, training materials, bulletins, and similar originals or copies of records whether or not you have contributed to their creation. When an employee leaves FNB, the employee may not retain any confidential information.

     Confidential information available to one affiliate or department of FNB should only be communicated to other affiliates or departments when there is a legitimate business need to know. Information about bank customers should NEVER be disclosed to anyone outside FNB unless directed by Senior Management, i.e., to legal counsel or by valid subpoena or court order which has been approved by Security. Within FNB, customer information is to be used by, and/or disclosed to only those employees serving that particular client.

INSIDER TRADING

     As more fully described in our "Statement of Policy Regarding: Securities Sales, Trades and Transfers by Directors, Officers, Employees and Consultants," an employee's position with FNB may provide that employee with access to "material non-public information." "Material non-public information" includes information that is not available to the public at large which would be important to an investor in making a decision to buy, sell or retain a security. Common examples of information that are considered material are as follows: projections of future earnings or losses; news of a pending or proposed merger or acquisition, tender offer or exchange offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policies or the declaration of a stock split or the offering of additional securities; significant changes in management; significant new products or discoveries; or impending financial liquidity problems. It should be noted that either positive or negative information may be material.

     Non-public or "inside" material information should never be passed or used by FNB personnel to or for anyone in conjunction with investment transactions for either FNB or our customers. Even if this information does not originate from inside FNB, you may not use it for personal gain or pass it to others for like benefit.

     An employee in possession of "material non-public information" shall not pass that information on to others and shall not purchase or sell a security or recommend a security transaction of the employee's own account, the account of a family member, the account of an FCCC stockholder, any customer of FNB, or any other person. After the information has been publicly disclosed through appropriate channels, an employee should allow a reasonable time to elapse (at least three business days) before trading in the security, to allow for public dissemination and evaluation of the information. The use or disclosure of such information can result in civil or criminal penalties under federal securities laws, both for the individual concerned, persons deemed to be supervising such individual and for FCCC. (See our Statement of Policy Regarding: Securities Sales, Trades and Transfers by Directors, Officers, Employees and Consultants.)

RELATIONSHIP WITH THE INVESTMENT COMMUNITY

     Institutional investors and securities analysts play a critical role in establishing the pricing and liquidity of FCCC's stock and other publicly held securities. To ensure proper disclosure and consistency of information, all communications with members of the investment community should be coordinated with the Office of the President of FNB.




INFORMATION ABOUT FIRST NATIONAL EMPLOYEES

     All necessary measures are taken to protect the confidentiality of employee information.

     Other than routine employment verification during which only the position, dates worked and salary confirmation are verified, NO other information will be disclosed to any outside source without the employee's consent.

     All supervisors and officers are responsible for safeguarding the confidentiality of employee information. ANY request from outside FNB for employee information should be referred to the Human Resources Department of FNB.

RELATIONSHIP WITH THE MEDIA

     FNB's relationship with the media is an important one that affects our image in the community. The Office of the President, through the Marketing Department, is responsible for FNB's relationship with the press and public.

     The annual and interim reports, which are approved and published on a scheduled basis, contain reports, structural descriptions and other information which is prepared for public release. Marketing brochures and pamphlets also provide additional data regarding products, services and operational philosophy prepared for public perusal.

     Any other information on the operational procedure, structure, systems or policies of FNB should be considered confidential and proprietary.

     Any press release, written article or public address concerning FNB or its operations, MUST be submitted to and cleared by the Office of the President of FNB.

     FNB employees should refer all questions or requests for information from reporters or other media representatives to the Office of the President of FNB to ensure consistency and accuracy of information.

CONFLICT OF INTEREST

     FNB's reputation for integrity is our most valuable asset and is directly affected by the conduct of our employees. For this reason, employees must not use their position for private gain, to advance personal interests, or to obtain favors or benefits for themselves, members of their families, or any other individuals, corporations or business entities.

     A basic premise of FNB's Code of Conduct is that each employee of FNB represents FNB and is obligated to act in its best interest, and in the best interests of its customers and stockholders, without regard to the employee's personal or financial interest or activities.

     FNB employees are expected to recognize and avoid those situations where personal or financial interest or relationships might influence or appear to influence such person's judgment on matters affecting FNB.

     FNB employees should understand that a conflict of interest may arise when there is a mere opportunity for conflict to occur. Although FNB employees may not intend to create a conflict of interest, they should manage their affairs to avoid even the appearance of such a conflict. If there is any doubt about a certain situation, FNB employees should contact his/her supervisor to discuss it immediately.

     "Outside influence" can be defined in many ways in terms of the effect on the day to day transactional business of a financial organization. Every employee, officer or director of a bank or bank holding company is a party to or involved in rendering decisions resulting from due course of business on a continuous basis. Specifics in terms of what constitutes any influence on these business decisions must be understood and addressed, thereby guaranteeing the maintenance of the highest moral and ethical standards within FNB.

     Congress is very specific as to its definition of influence as spelled out in the Bank Bribery Amendments Act of 1985 (Pub. L. 99-370. August 4, 1986) and how it applies to bank or holding company employees, officers, directors, agents or attorneys. The law states:

     Whoever corruptly gives, offers, or promises anything of value to any person with intent to influence or reward an officer, director, employee, agent or attorney of a financial institution in connection with any business or transaction of such institution.

                           or

     As an officer, director, employee, agent or attorney of a financial institution corruptly solicits or demands for the benefit of any person, or, corruptly accepts or agrees to accept, anything of value from any person intending to be influenced or rewarded in connection with any business or transaction of such institution, shall be (guilty of an offense).

     The above definition covers all facets of FNB's business including but not limited to:

      Corporate Policy               Confidential Information Disclosure
      Lending Policy                 Depository and Trust Relationships
      Purchasing and Maintenance     Investment Policy

     Violations carry strong penalties. Acceptance of anything of value over $1,000.00 is punishable by a fine of up to $1,000,000.00 (or three times the value of the thing given, whichever is greater) and imprisonment of up to twenty
(20) years, or, if the value of the gratuity is less than $1,000.00, a fine of up to $1,000,000.00 and imprisonment of up to one (1) year.

     FNB has established guidelines to protect FNB employees from unwittingly placing themselves in a position of possible violation, or perception of violation of the law. These guidelines are as follows:

     If the acceptance of gifts or gratuities by an employee of FNB is based on a family or established personal relationship and not on any basis related to the business of FNB, and this relationship can be readily proven, this is permissible.

     The acceptance of meals, travel expenses, entertainment and accommodations for the purpose of holding bona fide business discussions or part of an effort to foster better business relations is permissible, IF they are of reasonable value and IF FNB would have paid the same expense for the same purpose. Any employee or FNB officer accepting payment from a second party for such an event must advise the Office of the President prior to acceptance no matter what the value.

          Loans from other financial organizations may be applied for and accepted IF terms are those that are generally offered as a matter of usual business.

         Receiving promotional material of reasonable value, such as pens, pencils, calendars, etc., when given as nominal advertising items is permissible.

         Receiving merchandise discounts and rebates, IF said discounts are generally offered as a matter of usual business to other customers is permissible.

          Gifts of reasonable value ($50.00 or less) which are given to recognize personal events such as a promotion, wedding, birth, retirement or holiday season gift are acceptable. Values of over $50.00 must be reported to the Senior Human Resources Officer.

          Civic, charitable, educational or religious organizational awards for recognition of service, effort or accomplishment can be accepted up to the value of $100.00. Values of over $100.00 must be reported to the Senior Human Resources Officer.

     If any officer or other employee of FNB feels a conflict of interest may occur, is aware of a situation in which undue influence is being brought to bear, or is aware that dollar amounts as listed in the preceding guidelines have been surpassed, it is their duty to disclose these facts so that it may be properly documented and proper action may be taken if required.

     FNB will maintain contemporaneous written reports of all such disclosures, which will be examined for compliance with this Code of Conduct and compliance with the law.

     In the case of officers or other employees of FNB (other than executive officers of FNB or FCCC), all disclosures required or conscientiously presented will be forwarded in duplicate to the President and Senior Human Resources Officer of FNB. These disclosures will be reviewed by the Executive Officers of FNB as a committee. These disclosures will be reviewed, documented and acted upon within three days of receipt with review by counsel if it is so decided.

     In the case of a director or an executive officer of FNB or FCCC, all disclosures required or conscientiously presented will be forwarded in duplicate to the Chairman of the Board of FCCC. The Board of Directors will review, or may delegate such review to an independent committee of the Board, document and act upon these disclosures as soon as practicable after receipt, with review by counsel if it is so decided. Any waivers of this Code of Conduct for the CEO, CFO, chief accounting officer or controller may be permitted only if approved by the Board of Directors of FCCC, or an independent committee of the Board to whom the Board has delegated such authority. Such waivers may be required to be disclosed to the public by FCCC in accordance with federal securities laws.

     It is the duty of all officers, directors and employees of FNB to ensure that possible conflict of interest, or improper use of corporate property or position does not compromise the high ethical standards of FNB.

THINGS OFFERED TO EMPLOYEES

     It is a federal crime for any officer, director, employee, agent or attorney of F NB to corruptly solicit, demand or accept for the benefit of any person anything of value from anyone in return for any business, service or confidential information of FNB, intending to be influenced or rewarded, either before or after a transaction is discussed or consummated. Although all transactions and businesses are covered, some examples include extensions of credit, underwriting transactions, investment advice, trust matters, checking accounts and purchases from suppliers. The person who improperly offers or promises something of value under these circumstances is guilty of the same offense. Substantial criminal penalties can result from non-compliance.

     As described above, it is not uncommon for bankers to have close social or family ties with some of those with whom they do business. Things of value exchanged between FNB employees and family members or social friends are not covered by this Code of Conduct if they are exchanged solely because of the family or social relationship and not in connection with a transaction or business of FNB. However, the exchange of things of value that may create the appearance of a conflict of interest should be avoided.

     On a case-by-case basis, FNB may approve other circumstances not described herein, in which FNB employees may accept something of value in connection with the business of FNB. Approval may be given in writing by Senior Management, after consultation with legal counsel, on the basis of a full written disclosure of all relevant facts submitted by the FNB employees , providing compliance with federal law.

     Whenever any situation arises with regard to matters concerning things of value, you must make full disclosure to Senior Management and receive management's written response. Permanent files must be maintained of all disclosures and responses.

THINGS OFFERED BY EMPLOYEES

     FNB employees may not, on behalf of FNB in connection with any transaction or business of FNB, directly or indirectly give, offer, or promise anything of value to any individual, business entity, organization, governmental unit, public official, political party or any other person for the purpose of influencing the actions of the recipient. This standard of conduct is not intended to prohibit normal business practices such as providing meals, entertainment, tickets to cultural and sporting events, promotional gifts, favors, discounts, price concessions, gifts given as token of friendship or special occasions (such as Christmas), so long as they are of nominal and reasonable value under the circumstances and promote FNB's legitimate business interests.


ESTATE MATTERS

     No FNB employee or member of his or her family (with certain limited exceptions) may accept any benefit under a will or trust instrument of a customer of FNB with a value greater than $1,000 unless the customer is a member of such person's family, or Senior Management has approved it after consultation with legal counsel. A FNB employee may never demand, request or solicit any benefit under a will or trust instrument of a customer of FNB.

     No FNB employee or member of his or her family may act in any fiduciary capacity under a will, trust, or other instrument of a customer of FNB unless prior Senior Management approval has been obtained after consultation with legal counsel and such person turns over to FNB any commission or fees received. This does not apply to a will, trust or other instrument established by a member of such person's family.

     In all estate or trust matters involving FNB employees where FNB is a fiduciary, Senior Management of FNB must be consulted in advance in order to ensure compliance with applicable laws and regulations.

FINANCIAL ACCOUNTABILITY AND INTERNAL CONTROLS

     FNB has numerous internal control policies and procedures. FNB expects all FNB employees to be familiar with and operate within established internal controls. FNB's internal and external auditors periodically audit internal control policies, procedures and compliance in order to assess the sufficiency of these controls. All FNB employees involved in these periodic assessments shall provide accurate information and shall complete the internal control certifications in a timely manner.

INTEGRITY OF ACCOUNTING AND FINANCIAL INFORMATION

     FNB maintains the highest standards in preparing the accounting and financial information disclosed to the public. Any information that is false, misleading, and incomplete or would lead to mistrust by the public, our customers, or our stockholders should never be issued by FNB. All accounting records shall be compiled accurately, with the appropriate accounting entries properly classified when they are entered on the books.

     No payments on behalf of FNB shall be approved or any transaction made with the intention or understanding that part or all of such payment will be used for any purpose other than that described by the documents supporting it. No fund, asset, or liability of FNB shall, under any circumstances or for any purpose, be concealed or used for an unlawful or improper purpose.


CORPORATE GOVERNANCE AND ETHICS

     It is the responsibility of all FNB employees to report any complaints or concerns regarding internal controls or questionable accounting or auditing matters to the Chairperson of the Audit Committee or another member of the Audit Committee who has been so designated. An employee may take this step when he or she feels and believes that management was or is non-responsive to their concerns and that concerns of this nature are serious enough to warrant a disclosure to the Audit Committee. The Audit Committee will provide procedures for reporting issues to it. Any FNB employee who reports matters of this kind to the Audit Committee will not be discharged, demoted, suspended, threatened, harassed, or in any other manner discriminated against by their supervisor, another employee(s), an FNB officer(s), or a member(s) of FNB's or FCCC's Board of Directors for having complied with FCCC's Whistleblower Policy. (See FNB's Whistleblower Policy.)

PROTECTION OF BANK PROPERTY

     The property of FNB includes not only the grounds, buildings, furnishings and operating supplies and machinery, but also encompasses all customer lists, files, and databases. FNB's products and services are the property of FNB and must be protected as such.

Any effort and/or contribution made by FNB personnel while in the employ of FNB in terms of product, service or system development is recognized as, and will remain property of FNB. The providing of information to competitors or potential competitors concerning FNB property or interests is to be strictly avoided, and inquiries on the above should be reported to superiors if they persist.

MONEY LAUNDERING AND TRANSACTION STRUCTURING

     FNB may unknowingly be used to launder money derived from criminal activity. The intention behind these types of transactions is to hide ownership of the funds from the government. FNB makes every effort to resist being associated with money laundering or any other type of criminal activity.

     Any FNB employee who knowingly and willfully launders money, or attempts or assists someone in laundering money is subject to substantial fines or imprisonment or both. Also, in accordance with the Bank Secrecy Act (BSA), any FNB employee who willfully structures a transaction, or attempts or assists someone in structuring a transaction to avoid the currency reporting requirements of BSA is subject to substantial fines and up to twenty (20) years imprisonment.

     FNB employees are prohibited from engaging in money laundering and/or transaction structuring. FNB's prosecution policy will apply in all cases. All FNB employees are required to immediately report all attempts to launder money, structure a transaction and/or all suspicious activities to the Bank Secrecy Act Officer.


EMBEZZLEMENT, THEFT, AND MISAPPLICATION OF FUNDS

     FNB holds each FNB employee responsible for maintaining accurate and complete records. Anyone who embezzles, steals, or willfully misappropriates any monies, funds, or credits of FNB is subject to fine or imprisonment or both. FNB will prosecute and restitution will apply in all cases.

OUTSIDE ACTIVITIES

     FNB employees' activities must not interfere or conflict with the interests of FNB. Acceptance of outside employment, outside speaking engagements, election to the board of directors of other organizations, representation of FNB customers in dealings with FNB, and participation in activities on behalf of outside organizations or in political activities represent potential conflicts of interest.

     Officers - For any active officer to engage in outside business related activity, petition must be made to and approval granted by the Office of the President. These activities include, but are not limited to:

     An officer or director of another corporation A member of a reorganization committee A member of a partnership The business of giving financial advice A member of a protective committee

     This advisement, as listed above, must be made whether the position is paid or unpaid, temporary or permanent in nature.

     Other Employees- The guidelines for officers are also applicable for all non-officer personnel. The acceptance of supplemental employment by FNB employees may be undertaken, but advisement of such employment must be made to superior officers to ensure no job interference or conflict.

     FNB encourages all officers and staff to engage in community activities of a non-profit nature, as long as over-commitment does not result in reduced job performance.

     Should any question arise about a specific activity, discuss the situation with your immediate supervisor.

     Appropriate gainful employment outside the banking system is permissible, but discouraged. FNB employees should not engage in outside employment that interferes with the time and attention that must be devoted to their duties at FNB or adversely affects the quality of the work they perform.

     Outside employment should not compete or conflict with the activities of FNB; involve any use of company equipment, supplies, or facilities; imply FNB's sponsorship or support; or adversely affect FNB's reputation. FNB employees must disclose all outside employment to Senior Management.

     Approval must be obtained prior to engaging in any outside employment. FNB encourages employees to participate in worthwhile civic, social, educational and charitable organizations and activities. However, FNB employees must not act without Senior Management's approval in the following capacities: any signing capacity on any account of another, except a family member, held in FNB; an official of any organization, except for social, religious, philanthropic or civic organization, colleges or schools, neighborhood associations, clubs within FNB or trade or professional organizations associated with banking or business.

COMPLIANCE WITH OTHER LAWS, RULES AND REGULATIONS

     FNB employees are expected to obey, and ensure that FNB obeys, all applicable laws, rules and regulations of the United States, the Commonwealth of Pennsylvania, and any other jurisdiction in which we conduct business. This is true even if your manager or anyone in management has directed otherwise. While you are not expected to know the full details of all of the laws, rules and regulations that you and FNB must adhere to, some examples of the types of laws that FNB is subject to include laws requiring FNB and its employees to:

     maintain a workplace that is free from discrimination or harassment based on race, gender, age, religion or other characteristic that is unrelated to FNB's interests or otherwise protected by law; comply with applicable environmental, health and safety standards; and support fair competition and laws prohibiting restraints of trade and other unfair trade practices.

     If a law, rule or regulation conflicts with a policy in this Code, you should comply with the law. If a local custom conflicts with this Code, you must comply with this Code. If you are unsure about the legal course of action, you should request guidance from your manager or other member of management.

FAIR DEALING

     FNB seeks to outperform our competition fairly and honestly and seek competitive advantages through superior performance of the members of our team. Each FNB employee is expected to deal fairly with FNB's customers, suppliers, competitors and employees. Stealing proprietary information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. No FNB employee should take unfair advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.


SOUND MANAGEMENT OF PERSONAL FINANCES

     FNB is recognized as a symbol of financial stability and reliability and has been in existence since 1863. The officers and employees of FNB convey this image to the community both as representatives of FNB and as individual citizens.

     Because of the nature of the banking business, your personal financial situation, if not handled properly, could sever ely compromise your credibility and that of FNB.

     Also, it could be construed that certain decisions and judgments that you make on behalf of FNB, could be influenced or swayed because of your own poor financial position.

     Officers will be called upon to complete certain financial disclosures on an annual basis. Also, officers and employees must adhere to credit policies as described in both the Employment Handbook and the Loan Policy Manual of FNB.

     The manner in which FNB employees manage their personal finances can affect on-the-job performance and FNB's image in the community. Therefore, FNB employees must avoid any circumstances that may lead to over extension of credit or salary attachments or drawing checks against insufficient funds or other financially embarrassing situations. If an employee's checking account is overdrawn three times within six months, the free privilege may be withdrawn.

     FNB employees and their families should borrow only from financial institutions that regularly lend money. Borrowing may be done only on a normal basis with no favored treatment. FNB e mployees and their families may not borrow from customers and suppliers except those who engage in lending in the usual course of their business and then only on terms customarily offered to others under similar circumstances without special concessions as to interest rate, terms, security, repayment terms and penalties.

EMPLOYMENT OF RELATIVES OR PERSONS HAVING CLOSE PERSONAL RELATIONSHIPS

     To minimize security risks and avoid conflicts of interest, immediate family members or other persons with whom an FNB employee has close personal relationships should not work in the same department, be placed in positions where one may supervise another, or be placed where one may be in a position of processing, tracking, monitoring or recording of transactions initiated by the family member. Exceptions to the policy must be approved by Senior Management.

USE OF FNB PROPERTY AND PERSONNEL FOR PERSONAL PURPOSES

     Generally, FNB property and personnel shall not be used by any employee for personal purposes. Nevertheless, FNB recognizes that there are situations where such use may not be inconsistent with the best interests of FNB and accordingly such use may be authorized by appropriate FNB officers or the Board of Directors. Specifically, should any use of FNB property or personnel other than for FNB business be contemplated, unless approved by the Board of Directors, approval should be obtained from FNB's Compliance Officer.

COMPLIANCE WITH ALL POLICIES

     In addition to the policies and procedures described in this Code of Conduct (Ethics), as a general matter, it is incumbent upon all directors, officers and other employees to comply with all of FNB's policies, and to report any circumstance of non-compliance to his or her supervisor or to the Compliance Officer.

DISCLOSURE AND RECORDKEEPING

     Generally, there should be no waivers to this Code of Conduct, however, in rare circumstances conflicts may arise that necessitate waivers. If an FNB employee believes he/she will be in violation of this Code of Conduct, the employee must disclose the facts of the situation to his or her supervisor or other appropriate FNB officer. Failure to do so is a separate breach of this Code. Any supervisor or officer receiving such disclosure will forward it to the President and Senior Human Resources Officer of FNB to be reviewed by the Executive Officers of FNB as a committee. Approval of any waiver of this Code for an executive officer of FNB or FCCC must be approved by the Board of Directors of FCCC, or by an independent committee of such Board as may be designated by the Board to review such matters. Such waivers may be required to be reported promptly in FCCC's SEC filings.

     Disclosure should always be in writing and a written response to the employee should be given by Senior Management. A file of disclosures and responses should be maintained by FNB.

ACKNOWLEDGMENT

     All new employees of FNB and any of its affiliates will be required to sign a statement that he or she has read this Code of Conduct and understands its provisions and agrees to abide by them. On an annual basis, all employees of FNB and its affiliates will be required to read, agree to and acknowledge (with their signature) this Code of Conduct (Ethics) policy.

CODE OF CONDUCT VIOLATIONS

     Any employee of FNB or any of its affiliates who violates any section of this Code of Conduct is subject to disciplinary action up to and including termination.

     Suspicions of Code of Conduct violations and/or other criminal activity or business abuses should be reported immediately to one's supervisor or other officer of FNB or FCCC.


     Should you have any questions on any statement(s) made in this Code, contact your immediate superior at once for clarification.

EMPLOYEE ACKNOWLEDGEMENT

     (To be signed by officers and other employees of FNB, FCCC and any of their affiliates or subsidiaries.)

     I acknowledge that I have read and agree to abide by the Code of Conduct (Ethics) of First Chester County Corporation and First National Bank of Chester County.


Employee Signature                                            Date